Exhibit 99.3

RISK FACTORS

The factory-built housing industry is cyclical, is affected by seasonality and is sensitive to changes in general economic or other business conditions.

The factory-built housing industry is affected by seasonality. Sales during the period from March to November are typically higher than in other months. As a result, Skyline Champion Corporation’s (the “Company”) sales and operating results sometimes fluctuate and may continue to fluctuate in the future.

The factory-built housing industry is also sensitive to changes in economic conditions and other factors, such as employment rates, job growth, population growth, consumer confidence, consumer income, availability of financing, interest rate levels and an oversupply of homes for sale. Changes in any of these conditions generally, or in the markets where the Company operates, could reduce demand and constrain pricing for new factory-built homes in these areas or result in customer cancellations of pending shipments, which could adversely affect the number of homes shipped by the Company or reduce the prices it can charge, either of which could result in a decrease in the Company’s revenues and earnings that could adversely affect the Company’s financial condition.

The Company is subject to demand fluctuations in the housing industry. Reductions in demand could adversely affect the Company’s business, results of operations, and financial condition.

Demand for the Company’s homes is subject to fluctuations in the housing market generally. In a housing market downturn, the Company’s sales and results of operations could be adversely affected; it may have significant inventory impairments and other write-offs; its gross margins may decline significantly from historical levels; and it may incur losses from operations. The Company cannot predict the continuation of the current housing recovery, nor can it provide assurance that should the recovery not continue its response will be successful.

Future increases in interest rates, more stringent credit standards, tightening of financing terms, or other increases in the effective costs of owning a factory-built home (including those related to regulation or other government actions) could limit the purchasing power of the Company’s potential customers and could adversely affect the Company’s business and financial results.

A large majority of the Company’s customers finance their home purchases through third-party lenders. While interest rates have increased moderately, they have been near historical lows for several years, which has made purchasing new factory-built homes more affordable. Increases in interest rates or decreases in the availability of consumer financing could adversely affect the market for homes. Potential customers may be less willing or able to pay the increased monthly costs or to obtain financing. Lenders may increase the qualifications needed for financing or adjust their terms to address any increased credit risk. These factors could adversely affect the sales or pricing of the Company’s factory-built homes. These developments have historically had, and may once again have, an adverse effect on the overall demand for factory-built housing and its competitiveness with other forms of housing, and could adversely affect the Company’s results of operations and financial condition.

The liquidity provided by Government-Sponsored Enterprises (“GSEs”) and the Federal Housing Administration (“FHA”) is also critical in insuring or purchasing home mortgages and creating or insuring investment securities that are either sold to investors or held in their portfolios. The impact of the federal government’s conservatorship of GSEs on the short-term and long-term demand for new housing as well as any potential restructuring of the GSEs remains unclear. Any limitations or restrictions on the availability of financing by these agencies could adversely affect interest rates, financing, and the Company’s sales of new homes.

The Dodd-Frank Act established the Consumer Financial Protection Bureau (“CFPB”) to regulate consumer financial products and services. Since 2014, the CFPB has promulgated rules concerning consumer credit transactions secured by a dwelling, which include real property mortgages and chattel loans (financed without land) secured by factory-built homes. Overall, the rules have caused some lenders to curtail underwriting such loans, and some investors are reluctant to own or participate in owning such loans because of the uncertainty of potential litigation and other costs. Consequently, such regulatory developments could cause some prospective buyers of factory-built homes to be unable to secure the financing necessary to complete purchases. In addition, compliance with the law and ongoing rule implementation has caused lenders to incur additional costs to implement new processes, procedures, controls, and infrastructure required to comply with the regulations. Compliance may constrain lenders’ ability to profitably price certain loans. Failure to comply with these regulations, changes in these or other regulations, or the imposition of additional regulations, could affect the Company’s earnings, limit its access to capital, and have a material adverse effect on its business and results of operations.

The CFPB rules amending the Truth in Lending Act and Real Estate Settlement Procedures Act expand the types of mortgage loans that are subject to the protections of the Home Ownership and Equity Protection Act (“HOEPA”), revise and expand the tests for coverage under HOEPA, and impose additional restrictions on mortgages that are covered by HOEPA. As a result, certain factory-built home loans are now subject to HOEPA limits on interest rates and fees. Loans with rates or fees in excess of the limits are deemed “high cost mortgages” and provide additional protections for borrowers, including with respect to determining the value of the home. Most loans for the purchase of factory-built homes have been written at rates and fees that would not appear to be considered high cost mortgages under the rule. Although some lenders may continue to offer loans that are now deemed high cost mortgages, the rate and fee limits appear to have deterred some lenders from offering loans to certain borrowers and may continue to make them reluctant to enter into loans subject to the provisions of HOEPA. As a result, some prospective buyers of factory-built homes may be unable to secure financing necessary to complete factory-built home purchases.

On December 1, 2017, the House of Representatives passed the Preserving Access to Manufactured Housing Act of 2017 (H.R. 1699). The bill has been received in the Senate and referred to the Committee on Banking, Housing, and Urban Affairs. If passed by the Senate and signed into law, the proposed legislation would amend some Dodd-Frank Act provisions that affect factory-built housing financing and its terms may affect the availability of financing for factory-built housing and the ability of prospective customers to purchase the Company’s products.

The availability of wholesale financing for retailers is limited due to a limited number of floor plan lenders and reduced lending limits.

Factory-built housing retailers generally finance their inventory purchases with wholesale floor plan financing provided by lending institutions. The availability of wholesale financing is significantly affected by the number of floor plan lenders and their lending limits. Limited availability of floor plan lending negatively affects the inventory levels of the Company’s independent retailers, the number of retail sales center locations and related wholesale demand, and adversely affects the availability of and access to capital on an ongoing basis. As a result, if the availability of wholesale financing is reduced, the Company could experience sales declines or a higher level of customer defaults and its operating results and cash flows could suffer.

The Company has contingent repurchase obligations related to wholesale financing provided to industry retailers.

As is customary in the factory-built housing industry, a significant portion of the Company’s manufacturing sales to independent retailers are financed under floor plan agreements with financing companies. Payment for floor plan sales is generally received 5 to 15 business days from the date of invoice. In connection with the floor plan financing programs, the Company generally has separate agreements with the financing companies that require the Company to repurchase homes upon default by the retailer and repossession of the homes by the financing companies. These repurchase agreements are applicable for various periods of time, generally up to 24 months after the sale of the home to the retailer. However, certain homes are subject to repurchase until the home is sold by the retailer. The Company’s contingent repurchase obligation as of March 31, 2018, was estimated to be approximately $140.1 million, without reduction for the resale value of the homes. The Company may be required to honor contingent repurchase obligations in the future and may incur additional expense and reduced cash flows because of these repurchase agreements.

If the Company is unable to establish or maintain relationships with independent distributors who sell its homes, the Company’s sales could decline and its operating results and cash flows could suffer.

Although the Company maintains its own factory direct retail business in select markets, it conducts a majority of its business through independent distributors. For example, approximately 85% of the Company’s fiscal year 2018 manufacturing shipments of homes were made to independent distributors throughout the United States and western Canada. As is common in the factory-built housing industry, independent distributors may sell factory-built homes produced by competing manufacturers. The Company may not be able to establish relationships with new independent distributors or maintain good relationships with independent distributors that sell its homes. Even if the Company does establish and maintain relationships with independent distributors, these customers are not obligated to sell the Company’s homes exclusively and may choose to sell competitors’ homes instead. The independent distributors with whom the Company has relationships can cancel these relationships on short notice. In addition, these customers may not remain financially solvent, as they are subject to similar industry, economic, demographic and seasonal trends that the Company faces. If the Company does not establish and maintain relationships with solvent independent distributors in the markets it serves, sales in those markets could decline, and if the Company cannot effect offsetting expansion of its factory-direct retail business, the Company’s operating results and cash flows could suffer.

Prices of certain materials can fluctuate and availability of certain materials may be limited at times.

Prices of certain materials used in the construction of homes, such as lumber, insulation, steel, drywall, oil-based products and fuel, can fluctuate significantly due to changes in demand and supply. Additionally, availability of certain materials such as drywall and insulation may be limited at times resulting in higher prices and/or the need to find alternative suppliers. The Company may attempt to pass the higher material costs on to customers but it is not certain that it will be able to achieve this without affecting demand. Limited availability of materials may also adversely affect the Company’s production capabilities and results of operations.

The Company’s results of operations can be adversely affected by labor shortages and turnover.

The homebuilding industry has from time to time experienced labor shortages and other labor related issues. A number of factors may adversely affect the labor force available to the Company and its subcontractors in one or more of its markets, including high employment levels, construction market conditions, and government regulation, which include laws and regulations related to workers’ health and safety, wage and hour practices, and immigration. The Company’s direct labor has historically experienced high turnover rates, which can lead to increased spending on training and retention and, as a result, increased costs of production. An overall labor shortage or a lack of skilled labor could cause significant increases in costs or delays in construction of homes, which could have a material adverse effect upon the Company’s revenue and results of operations.

Industry conditions and future operating results could limit the Company’s sources of capital. If the Company is unable to locate suitable sources of capital when needed, it may be unable to maintain or expand its business.

The Company depends on its cash balances, cash flows from operations, and its revolving credit facility (the “Credit Facility”) to finance its operating requirements, capital expenditures, and other needs. If the Company’s cash balances, cash flows from operations, and availability under the Credit Facility are insufficient to finance its operations and alternative capital is not available, the Company may not be able to expand its business and make acquisitions, or it may need to curtail or limit its existing operations.

Factory-built housing operates in the highly competitive housing industry, and, if other home builders are more successful or offer better value to the Company’s customers, its business could decline.

The Company operates in a very competitive environment, in which it faces competition from a number of other home builders in each market in which it operates. The Company competes with large national and regional home building companies and with smaller local home builders for financing, raw materials, and skilled management and labor resources. Some of the Company’s manufacturing competitors have captive retail distribution systems and consumer finance and insurance operations. In addition, there are independent factory-built housing retail locations in most areas where independent retailers sell the Company’s homes and in most areas where it has retail operations. Because barriers to entry to the industry at both the manufacturing and retail levels are low, the Company believes that it is relatively easy for new competitors to enter its markets. In addition, the Company’s products compete within the housing industry more broadly with other forms of low to moderate-cost housing, including site-built homes, panelized homes, apartments, townhouses, condominiums, and repossessed homes. The Company also competes with the resale homes, also referred to as “previously owned or existing” homes, as well as rental housing.

An oversupply of homes available for sale or the heavy discounting of home prices by the Company’s competitors could adversely affect demand for its homes and the results of its operations. An increase in competitive conditions could have any of the following impacts on the Company: delivering fewer homes; sale of fewer homes or higher cancellations by the Company’s home buyers; an increase in selling incentives and/or reduction of prices; and realization of lower gross margins due to lower selling prices or an inability to increase selling prices to offset increased costs of the homes delivered. If the Company is unable to compete effectively in its markets, its business could decline disproportionately to that of its competitors. As a result, its sales could decline and its operating results and cash flows could suffer.

Changes in consumer preferences for the Company’s products or its failure to gauge those preferences could lead to reduced sales.

The Company cannot be certain that historical consumer preferences for factory-built homes in general, and for its products in particular, will remain unchanged. The Company’s ability to remain competitive depends heavily on its ability to provide a continuing and timely introduction of innovative product offerings. The Company believes that the introduction of new features, designs, and models will be critical to the future success of its operations. Managing frequent product introductions poses inherent risks. Delays in the introduction or market acceptance of new models, designs, or product features could have a material adverse effect on the Company’s business. Products may not be accepted for a number of reasons, including changes in consumer preferences or the Company’s failure to properly gauge consumer preferences. Further, the Company cannot be certain that new product introductions will not reduce revenues from existing models and adversely affect its results of operations. In addition, its revenues may be adversely affected if its new models and products are not introduced to the market on time or are not successful when introduced. Finally, the Company’s competitors’ new products may obtain better market acceptance.

When the Company introduces new products into the marketplace, it may incur expenses that it did not anticipate, which, in turn, can result in reduced earnings.

The introduction of new models, floor plans, and features are critical to the Company’s future success. The Company may incur unexpected expenses, however, when it introduces new models, floor plans, or features. For example, it may experience unexpected engineering or design flaws that may cause increased warranty costs. The costs resulting from these types of problems could be substantial and could have a significant adverse effect on the Company’s earnings. Estimated warranty costs are provided at the time of product sale to reflect the Company’s best estimate of the amounts necessary to settle future and existing claims on products. An increase in actual warranty claims costs as compared to the Company’s estimates could result in increased warranty reserves and expense which could have an adverse impact on the Company’s earnings.

For some of the components used in production, the Company depends on a small group of suppliers and the loss of any of these suppliers could affect the Company’s ability to obtain components in a timely manner or at competitive prices, which would decrease its sales and profit margins. Some components are sourced from foreign sources and delays in obtaining these components could result in increased costs and decreased sales and profit margins.

The Company depends on timely and sufficient delivery of components from its suppliers. Most components are readily available from a variety of sources. However, a few key components are currently produced by only a small group of quality suppliers that have the capacity to supply large quantities. If the Company cannot obtain an adequate supply of these key components its sales could decline and its operating results and cash flows could suffer.

The Company’s products and services may experience quality problems from time to time that can result in decreased sales and gross margin and could harm the Company’s reputation.

The Company’s products contain thousands of parts, many of which are supplied by a network of approved vendors. As with the Company’s competitors, product defects may occur, including components purchased from material vendors. The Company cannot assure that all such defects will be detected prior to the distribution of its products. In addition, although the Company endeavors to compel suppliers to maintain appropriate levels of insurance coverage, it cannot assure that if a defect in a vendor-supplied part were to occur that the vendor would have the ability to financially rectify the defect. Failure to detect defects in the Company’s products, including vendor-supplied parts, could result in lost revenue, increased warranty and related costs, and could harm the Company’s reputation.

If the factory-built housing industry is not able to secure favorable local zoning ordinances, the Company’s sales could decline and its operating results and cash flows could suffer.

Limitations on the number of sites available for placement of factory-built homes or on the operation of factory-built housing communities could reduce the demand for factory-built homes and, as a result, the Company’s sales. Factory-built housing communities and individual home placements are subject to local zoning ordinances and other local regulations relating to utility service and construction of roadways. In the past, some property owners have resisted the adoption of zoning ordinances permitting the use of factory-built homes in residential areas, which the Company believes has restricted the growth of the industry. Factory-built homes may not receive widespread acceptance and localities may not adopt zoning ordinances permitting the development of factory-built home communities. If the factory-built housing industry is unable to secure favorable local zoning ordinances, the Company’s sales could decline and its operating results and cash flows could suffer.

The Company may not be able to manage its business effectively if it cannot retain current management team members or if it is unable to attract and motivate key personnel.

The Company may not be able to attract or motivate qualified management and operations personnel in the future. If the Company is not able to attract and motivate necessary personnel to accomplish its business objectives, it will experience constraints that will significantly impede the achievement of its objectives. Transitions in the Company’s senior management team may result in operational disruptions, and its business may be harmed as a result. The Company may also have difficulty attracting experienced personnel to its company and may be required to expend significant financial resources in its employee recruitment efforts.

Product liability claims and litigation and warranty claims that arise in the ordinary course of business may be costly, which could adversely affect the Company’s business.

As a home builder, the Company is subject to construction defect and home warranty claims arising in the ordinary course of business. These claims are common in the home building industry and can be costly. In addition, the costs of insuring against construction defect and product liability claims are high. There can be no assurance that this coverage will not be restricted and become more costly. If the limits or coverages of the Company’s current and former insurance programs prove inadequate, or the Company is not able to obtain adequate, or reasonably priced insurance against these types of claims in the future, or the amounts currently provided for future warranty or insurance claims are inadequate, the Company may experience losses that could negatively impact its financial results.

The Company records expenses and liabilities based on the estimated costs required to cover its self-insured liability under its insurance policies, and estimated costs of potential claims and claim adjustment expenses that are above its coverage limits or that are not covered by its insurance policies. These estimated costs are based on an analysis of the Company’s historical claims and industry data, and include an estimate of claims incurred but not yet reported. Due to the degree of judgment required and the potential for variability in the underlying assumptions when deriving estimated liabilities, the Company’s actual future costs could differ from those estimated, and the difference could be material to its consolidated financial statements.

Security breaches and other disruptions could compromise the Company’s information and expose it to liability, which would cause its business and reputation to suffer.

In the ordinary course of the Company’s business, it collects and stores sensitive data, including intellectual property, its proprietary business information and that of its suppliers and business partners, as well as personally identifiable information of its customers and employees. The Company also has outsourced elements of its information technology structure, and as a result, it is managing independent vendor relationships with third parties who may or could have access to the Company’s confidential information. Similarly, the Company’s business partners and other third party providers possess certain of its sensitive data. The secure maintenance of this information is critical to the Company’s operations and business strategy. Despite its security measures, the Company’s information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. The Company, its partners, vendors, and other third party providers could be susceptible to third party attacks on the Company’s, and their, information security systems, which attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise, including criminal groups. Any such breach could compromise the Company’s networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt the Company’s operations, and damage its reputation, any of which could adversely affect the Company’s business.

The Company is subject to extensive regulation affecting the production and sale of factory-built housing, which could adversely affect its profitability.

The Company is subject to a variety of federal, state, and local laws and regulations affecting the production and sale of factory-built housing. The Company’s failure to comply with such laws and regulations could expose it to a wide variety of sanctions, including closing one or more manufacturing facilities. Regulatory matters affecting the Company’s operations are under regular review by governmental bodies and the Company cannot predict what effect, if any, new laws and regulations would have on it or the factory-built housing industry. Failure to comply with applicable laws or regulations or the passage in the future of new and more stringent laws, may adversely affect the Company’s financial condition or results of operations.

The cost of operations could be adversely impacted by increased costs of healthcare benefits provided to employees.

In 2010, the Affordable Care Act, was passed into law. As enacted, the health reform law changes, among other things, certain aspects of health insurance. The Affordable Care Act, coupled with the uncertainty in the insurance markets associated with the future of the Act, could increase the Company’s healthcare costs, which could adversely impact the Company’s earnings.

A prolonged delay by Congress and the President to approve budgets or continuing appropriation resolutions to facilitate the operations of the federal government could delay the completion of home sales and/or cause cancellations, and thereby negatively impact the Company’s deliveries and revenues.

Congress and the President may not timely approve budgets or appropriation legislation to facilitate the operations of the federal government. As a result, many federal agencies have historically and may again cease or curtail some activities. The affected activities include Internal Revenue Service (“IRS”) verification of loan applicants’ tax return information, the funding of orders by the Federal Emergency Management Agency (“FEMA”) as part of FEMA’s disaster relief efforts, and approvals by the FHA and other government agencies to fund or insure mortgage loans under programs that these agencies operate. As many of the Company’s home buyers use these programs to obtain financing to purchase its homes, and many lenders require ongoing coordination with these and other governmental entities to originate home loans, a prolonged delay in the performance of their activities could prevent prospective qualified buyers of its homes from obtaining the loans they need to complete such purchases, which could lead to delays or cancellations of home sales. These and other affected governmental bodies could cause interruptions in various aspects of the Company’s business and investments. Depending on the length of disruption, such factors could have a material adverse impact on the Company’s results of operations and financial condition.

Increases in the after-tax costs of owning a factory-built home could prevent potential customers from buying the Company’s products and adversely affect its business or financial results.

Significant expenses of owning a factory-built home, including mortgage interest expenses and real estate taxes, generally were, under prior tax law, deductible expenses for an individual’s federal, and in some cases state, income taxes, subject to certain limitations. The new tax reform law (H.R. 1), commonly referred to as the “Tax Cuts and Jobs Act” (the “TCJA”) was signed into law on December 22, 2017. The TCJA includes provisions which would impose limitations with respect to these income tax deductions. Increases in property tax rates or fees on developers by local governmental authorities, as experienced in response to reduced federal and state funding or to fund local initiatives, such as funding schools or road improvements, or increases in insurance premiums can adversely affect the ability of potential customers to obtain financing or their desire to purchase new homes, and can have an adverse impact on the Company’s business and financial results.

The transportation industry is subject to government regulation, and regulatory changes could have a material adverse effect on the Company’s operating results or financial condition.

The Company’s Star Fleet Trucking subsidiary provides transportation services. The transportation industry is subject to legislative or regulatory changes, including potential limits on carbon emissions under climate change legislation and Department of Transportation regulations regarding, among other things, driver breaks, classification of independent drivers, “restart” rules, and the use of electronic logging devices that can affect the economics of the industry by requiring changes in operating practices or influencing the demand for, and cost of providing, transportation services. The Company may become subject to new or more restrictive regulations relating to fuel emissions or limits on vehicle weight and size. Future laws and regulations may be more stringent and require changes in operating practices, influence the demand for transportation services or increase the cost of providing transportation services, any of which could adversely affect the Company’s business and results of operations.

Natural disasters and severe weather conditions could delay deliveries, increase costs, and decrease demand for new factory-built homes in affected areas.

The Company’s operations are located in many areas that are subject to natural disasters and severe weather. The occurrence of natural disasters or severe weather conditions can delay factory-built home deliveries, increase costs by damaging inventories, reduce the availability of materials, and negatively impact the demand for new factory-built homes in affected areas. Furthermore, if the Company’s insurance does not fully cover business interruptions or losses resulting from these events, the Company’s earnings, liquidity, or capital resources could be adversely affected.

Changes in foreign exchange rates could adversely affect the value of the Company’s investments in Canada and cause foreign exchange losses related to intercompany loans.

The Company has substantial investments in businesses in Canada. Unfavorable changes in foreign exchange rates could adversely affect the value of the Company’s investments in these businesses.

Certain of the Company’s shareholders beneficially own a substantial amount of the Company’s common stock and have substantial control over the Company and their interests may conflict with or differ from your interests as a shareholder.

Affiliates of Bain Capital Credit, L.P., Centerbridge Partners, L.P. and MAK Capital (collectively, the “Sponsors”) each beneficially own more than 24.3% of the Company’s shares of common stock and the Company is a “controlled company” within the meaning of the NYSE rules. In addition, nine directors of the Company were designated by the Sponsors pursuant to investor rights agreement between the Company and the Sponsors. As a result, the Sponsors are able to exert a significant degree of influence or actual control over our management and affairs and over matters requiring shareholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets and other significant business or corporate transactions. These shareholders may have interests that are different from other shareholders and may vote in a way that is adverse to the interests of other shareholders. In addition, this concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the Company, which could cause the market price of the Company’s common stock to decline or prevent our shareholders from realizing a premium over the market price for their shares.

Additionally, each of the Sponsors is in the business of making investments in companies and may acquire and hold, and in a few instances have acquired and held, interests in businesses that compete directly or indirectly with the Company. One or more of the Sponsors may also pursue acquisition opportunities that may be complementary to the Company’s business and, as a result, those acquisition opportunities may not be available to the Company.

As restrictions on resale end or if the Sponsors exercise their registration rights, a significant number of shares of the Company’s common stock could become eligible for resale. As a result, the market price of the Company’s stock could decline if the Sponsors sell their shares or are perceived by the market as intending to sell them.

The Company is a “controlled company” under NYSE rules and, as a result, qualifies for, and intend to rely on, exemptions from certain corporate governance requirements.

We are a “controlled company” within the meaning of the NYSE Listed Company Manual. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	the Company has a board of directors that is composed of a majority of “independent directors,” as defined in the NYSE rules;

•	the Company has a compensation committee that is composed entirely of independent directors; and

•	the Company has a nominating and corporate governance committee that is composed entirely of independent directors.

The Company relies on each of these exemptions. Accordingly, for so long as the Company is a “controlled company,” you will not have the same protections afforded to you as shareholders of companies that are subject to all of the NYSE requirements. The Company status as a controlled company could make its common stock less attractive to some investors or otherwise harm our stock price.

The integration of Skyline Corporation (“Skyline”) and Champion Enterprises Holdings, LLC (“Champion”) may not be successful or the anticipated benefits from their combination may not be realized in their entirety.

After the consummation of the transactions (the “Exchange”) contemplated by the Share Contribution & Exchange Agreement, dated as of January 5, 2018, by and between Skyline and Champion, the Company’s management must integrate the operations, as well as financial and other systems of Skyline and Champion. The Company’s management will be required to devote a great deal of time and attention to the process of integrating the operations while carrying on the ongoing operations. A significant degree of difficulty and management involvement is inherent in the integration process. The integration process includes but is not limited to:

•	integrating the operations while carrying on the ongoing business;

•	creating uniform policies, procedures, standards, internal controls, and information systems and controlling the costs associated with such matters;

•	integrating information technology, purchasing, accounting, sales, payroll and regulatory compliance systems;

•	the possibility of faulty assumptions underlying expectations regarding the integration process; and

•	integrating two business cultures, which may prove to be incompatible.

There is no assurance that the Company will be successful or cost effective at integrating the two companies. The integration may cause an interruption of, or loss of momentum in the activities of the business after the consummation of the Exchange. If the Company’s management is unable to manage the integration process effectively, or any significant business activities are interrupted as a result of the integration process, the Company’s business, liquidity, financial condition and results of operations may be adversely impacted. Even if the Company is able to combine the two business operations successfully, it may not be possible to realize the full benefits of the expected synergies, which are expected to result from the Exchange, or realize these benefits within the time frame that is expected. For example, the benefits from the Exchange may be offset by costs incurred or delays in integrating the companies. If the Company fails to realize the benefits it anticipates from the Exchange, the business, liquidity, financial condition and results of operations may be adversely affected.

The loss of the services of members of our senior management, key employees or a significant amount of our operating employees could negatively affect our business.

Our success depends upon the skills, experience, and active participation of our senior management and key employees, including at our Titan Factory Direct and Star Fleet Trucking, many of whom have been with the Company for a significant number of years. If we were to lose members of our senior management or key employees, we might not be able to find appropriate replacements on a timely basis, and our operations could be negatively affected. Also, the loss of a significant number of operating employees in key roles or geographies where we are not able to hire qualified replacements could have a material adverse effect on our business.

The Company will incur substantial costs as a result of operating as a public company, and the Company’s management is required to devote substantial time to compliance initiatives.

As a public company, the Company currently incurs legal, accounting, and other expenses. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on public companies, including requiring the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. The Company’s management devotes both time and financial resources to these compliance initiatives.

If the Company fails to staff its accounting and finance functions adequately, or fails to maintain internal controls adequate to meet the demands that are placed upon it as a public company, including the requirements of the Sarbanes-Oxley Act, we may be unable to report our financial results accurately or in a timely manner and our business and stock price may suffer. The costs of being a public company, as well as diversion of management’s time and attention, may have an adverse effect on the Company’s future business, financial condition, and results of operations.